Registration No.  333-_________

As filed with the Securities and Exchange Commission on June
30, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

___________________________________________________
                                    FORM S-3
                            REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

___________________________________________________
                           SCHERING-PLOUGH CORPORATION
     (Exact name of Registrant as specified in its charter)

        New Jersey                         22-1918501
(State or other jurisdiction of          (I.R.S Employer
incorporation or organization)         Identification No.)

                               One Giralda Farms
                           Madison, New Jersey 07940
                                (973) 822-7000

    (Address, including zip code, and telephone number,
      including area code, of Registrant's principal
                 executive offices)

_____________________________________________________________
                          William J. Silbey
                              Secretary
                     Schering-Plough Corporation
                           One Giralda Farms
                        Madison, New Jersey 07940
                             (973) 822-7000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________________________________
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                CALCULATION OF REGISTRATION FEE
_________________________________________________________
                           Proposed   Proposed
Title of each              maximum    maximum
class of       Amount      offering   aggregate   Amount of
securities to  to be       price      offering   registration
be registered  registered  per share(2) price(2)     fee(2)
	_____________________________________________________________
Common Shares
(par value
 $1.00
per share)(1)   5,000,000    $48.47   $242,350,000  $73,439



(1) Includes one attached Preferred Share Purchase Right per share.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and the low prices of the Common
Stock as quoted on the New York Stock Exchange on June
24, 1997.


__________________________


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






               SUBJECT TO COMPLETION, DATED JUNE 30, 1997

PROSPECTUS
                           5,000,000 SHARES
                     SCHERING-PLOUGH CORPORATION
                            COMMON SHARES
                  __________________________________


     This Prospectus relates to up to 5,000,000 Common Shares, $1.00 par value per share (the "Common Shares"), of Schering-Plough Corporation (the "Company"), which may be offered and sold to immediate family members of certain participants in the 1997 Schering-Plough Stock Incentive Plan (as amended from time to time, the "Plan"), pursuant to nonqualified stock options ("Stock Options" or "Transferable Options") granted to such participants under the Plan, some or all of which may be transferred by participants to immediate family members, including trusts for the benefit of these immediate family members and partnerships in which these immediate family members are the only partners, in accordance with the Plan and the grant documents specifying the terms and conditions of such Stock Options. This prospectus also relates to the offer and sale of Common Shares pursuant to such Stock Options to the beneficiaries of the assets of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

     The Common Shares are traded on the New York Stock Exchange
("NYSE") under the symbol "SGP." On June 26, 1997 the closing sale price of the Common Shares on the NYSE was $48.31 per share.

___________________________________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________________________________________________________

     No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this Prospectus in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer, or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the securities offered pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

               The date of this Prospectus is June 30, 1997


                           TABLE OF CONTENTS

                                                            Page

Available Information  . . . . . . . . . . . . . . .          2
Information Incorporated by Reference  . . . . . . .          3
The Company  . . . . . . . . . . . . . . . . . . . .          4
Use of Proceeds  . . . . . . . . . . . . . . . . . .          4
Description of the Plan and the Stock Options  . . .          4
Federal Income Tax Consequences  . . . . . . . . . .         10
Legal Matters  . . . . . . . . . . . . . . . . . . .         11
Experts  . . . . . . . . . . . . . . . . . . . . . .         11


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60621-2511, and copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, such as the Company. The address of the SEC's Web site is http://www.sec.gov.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the SEC. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

     The Common Shares are traded on the NYSE and reports and proxy statements and other information concerning the Company also can be inspected at the offices of the NYSE, 20 Broad
Street, New York, New York 10005.



                   INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by Schering-Plough with the Commission pursuant to the Exchange Act (Commission File No. 1-
6571) are hereby incorporated by reference in this Prospectus:

     1. The description of Schering-Plough Common Shares contained in Schering-Plough's Registration Statement on Form 8-A dated March 16, 1979, and any amendment or report filed for the purpose of updating such description;

     2. The description of Schering-Plough's Preferred Share Purchase Rights contained in Schering-Plough's Registration Statement on Form 8-A dated July 31, 1989, and any amendment or report filed for the purpose of updating such description;

     3. Schering-Plough's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Schering-Plough
Form 10-K");

     4. Schering-Plough's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997;

     5.  Schering-Plough's Current Report on Form 8-K filed June
2, 1997; and

     6.  The information contained in Schering-Plough's Proxy
Statement dated March 21, 1997 for its Annual Meeting of
Shareholders held on April 22, 1997 that has been incorporated by reference in the 1996 Schering-Plough Form 10-K.

     All reports and other documents filed with the Commission by Schering-Plough pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference with respect to Schering-Plough that are not presented herein or delivered herewith. Copies of these documents (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents or herein) are available without charge to any person to whom this Prospectus is delivered upon written or oral request to Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000,
Attention:  William J. Silbey, Secretary;  (973) 822-7000.



                             THE COMPANY

     The Company is a holding company which was incorporated in 1970. Through its subsidiaries, the Company is engaged in the discovery, development, manufacturing and marketing of pharmaceuticals and health care products worldwide. These products include prescription drugs, animal health, over-the-counter (OTC), foot care and sun care products. For further information about the business and operations of the Company, reference is made to the Company's reports incorporated herein by reference. See "Information Incorporated by Reference."

     The principal executive offices of the Company are located at One Giralda Farms, Madison, New Jersey 07940-1000, and its telephone number is (973) 822-7000.


                            USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Common Shares offered hereby for general corporate purposes.


                DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS

General Information

     A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.
The following is a description of the Company's 1997 Stock Incentive Plan. The purpose of the Plan is to aid the Company and its subsidiaries and affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company, its subsidiaries and affiliates.

     This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

Securities to be Offered

     The Plan was adopted by the Board of Directors on February 25, 1997 and was approved by the stockholders of the Company on April 22, 1997. The Plan provides for the grant of up to 36,000,000 Common Shares of the Company through (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) nonstatutory stock options ("NSSOs") not intended to qualify under Section 422 of the Code, and (iii) Deferred Stock Unit awards (provided that no more than 15,000,000 Common Shares may be awarded in the form of Deferred Stock Units). No participant may receive a grant of greater than 1,500,000 Common Shares in any fiscal year. Each option granted under the Plan may, at the discretion of the Committee, contain provision for limited rights, as described below. All Plan limits have been adjusted for a two-for-one stock split on June 3, 1997.

     Common Shares under the Plan may be unissued shares, treasury shares or a combination of each. Any shares subject to an award under the Plan that are not issued because they are forfeited, and any shares optioned under the Plan that cease to be subject to the option, may again be awarded or optioned under the Plan. As of the date of this Prospectus, awards and options with respect to 8,800 shares had been granted under the Plan (after giving effect to the two-for-one stock split).

Administration of the Plan

     The Plan is administered by the Executive Compensation and Organization Committee of the Board of Directors (the "Committee"), consisting of at least two members of the Board of Directors of the Company. Members of the Committee are nonemployee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the Commission, and an "outside director" for purposes of Section 162(m)(4) of the Code.
 The Committee will determine the provisions and timing of the options and awards granted under the Plan, and will interpret the Plan and the awards and options granted thereunder. The Committee will generally conduct and administer the Plan and make all determinations which may be necessary or advisable in connection therewith. The Committee will also adopt, amend and rescind rules and regulations regarding the Plan and its actions will be binding on Plan participants. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all members of the Committee shall be fully effective, as if such decision or selection had been made at a meeting duly held. The Committee may delegate some or all of its authority under the Plan as the Committee deems appropriate; provided, however, that no such delegation may be made that would (i) cause options or awards under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or (ii) cause a performance-based award to cease to qualify for exemption from the deduction limitations under
Section 162(m) of the Code.

Eligibility

     The Committee, in its sole discretion, will select the participants in the Plan and determine the number of shares granted to each participant as options or Deferred Stock Unit awards. Employees who are from time to time responsible for the performance, growth and protection of the business of the Company or its subsidiaries and affiliates, including officers who may also be directors of the Company or its subsidiaries or affiliates, are eligible to participate in the Plan. Persons serving solely as directors, who are not employees of the Company, it's subsidiaries or affiliates, are not eligible to participate in the Plan.

Duration of the Plan

     Options and awards under the Plan may not be granted after December 31, 2002, but awards or options theretofore granted may extend beyond that date. The Plan may be discontinued by the Board of Directors, but no termination may impair the rights of any holder of options or awards granted prior thereto.

Amendment of the Plan

     The Board of Directors may alter, amend or discontinue the Plan at any time, including without limitation any amendment considered to be advisable by reason of changes to the Code. However, without the approval of the shareholders, the Board of Directors may not (i) increase the total number of Common Shares reserved for the purpose of the Plan (except as adjusted for changes in capital), (ii) decrease the price at which options may be granted to less than 100% of the fair market value on the day of the granting of the option except to reflect changes in capital and other circumstances specified in the Plan, or (iii) extend the duration of the Plan.

     Notwithstanding the foregoing, the Board of Directors may amend the Plan and the Committee may amend any option or award, either retroactively or prospectively and without the consent of any optionee or award holder, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act. The Committee may also substitute new options for previously granted options, including previously granted options having higher option prices.

Stock Options

     Option Price. Options granted under the Plan will be either ISOs or NSSOs. The option price per share will be determined by the Committee, but shall not be less than 100% of the fair market value of a Common Share on the date the option is granted. "Fair market value" shall be the closing price at which shares of such stock are traded on the NYSE on the date the option is granted. If there is no sale of the shares on the NYSE on the date the option is granted, the fair market value of the shares shall be the mean between the bid and asked prices on the NYSE at the close of the market on the granting date. In the event the method for determining the fair market value shall not be practicable, then the Committee may determine the fair market value per share by another reasonable method of valuation.

     Payment. The option price is payable (i) in cash, (ii) in Common Shares already owned by the optionee, or (iii) by a combination of cash and Common Shares.

     Exercise of Options. Generally, options may not be exercised later than ten years after the date of the grant. No option may be exercised until the optionee has remained in the continuous employ of the Company or its subsidiaries and affiliates for one year (or if the Committee so determines, for at least six months and one day) after the option is granted, except in the case of termination of employment because of death or permanent disability or a Change of Control (as defined in the Plan). Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by full payment, if any, including any applicable taxes. No option shall be exercised for less than the lesser of 100 shares or the full number of shares for which the option is exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to the employee's option until the employee has given written notice of exercise of his option, paid in full for such shares (including taxes) and met any other terms set with respect to such exercise, as described herein.

     Each option granted under the Plan may, at the time of grant or subsequent thereto, provide the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise into (b) an amount equal to the excess of the total fair market value of the shares on such date with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest whole number. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this provision may be made in cash in an amount equal to the fair market value of the shares otherwise payable under the Plan. The number of shares with respect to which any option is exercised under this provision shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan. In no event may an option be exercised at a time when the option price per Common Share of the Company equals or exceeds the fair market value per share of such Common Share.

     Notwithstanding any intent to grant ISOs, an option will not be considered an ISO to the extent that it, together with any earlier ISOs granted to any optionee, permits the exercise for the first time by such optionee in any calendar year of more than $100,000 in value of stock of the Company (determined at the time of grant).

     Terms of exercise may differ among participants in the Plan. The Committee may require participants purchasing shares pursuant to options to represent and agree with the Company in writing that such person is acquiring the shares for investment and not with a view to the distribution thereof. Upon exercise, the optionee may elect, in lieu of cash payments, to have his tax withholding obligations met by the withholding of Common Shares in accordance with rules approved by the Committee.

     With respect to NSSOs, the Plan provides that in the event of a Change of Control (as defined in the Plan): (i) each outstanding option will immediately become exercisable in full and (ii) during the 60-day period following the Change of Control, a participant holding an option will have the right to surrender all or part of his option to the Company (or its successor, if applicable) and receive a cash payment equal to the difference between the option price and the Change of Control Price (as defined in the Plan).

     Transferability. Except as described below, no option granted pursuant to the Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. The optionee may designate a beneficiary of the option in the event of his death by filing a written designation with the Company to the attention of Barbara Gray, Stock Plan Administrator (return receipt requested), Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000.

     The Committee may grant stock options pursuant to the Plan that are transferable, or amend outstanding Stock Options granted under the Plan to make them transferable, by the optionee to one or more members of the optionee's immediate family, to a partnership of which the only partners are members of the optionee's immediate family, or to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family. For this purpose the term "immediate family" means the optionee's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. As used herein, "Stock Option Transferee" refers to an immediate family member of a Plan participant (or such person's beneficiary, estate or other legal representative), a partnership of which the only partners are members of the optionee's immediate family, a trust for the benefit of one or more immediate family members that has received Stock Options in a valid transfer, and "Participant Transferor" refers to the Plan participant who transferred Stock Options held by a particular Stock Option Transferee. No consideration may be paid for the transfer of a Stock Option. Any Stock Option will be treated as an NSSO.

     This Prospectus relates to up to 5,000,000 Common Shares of the Company which may be offered and sold to Stock Option Transferees pursuant to Stock Options that may be transferred to such Stock Option Transferees as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Shares pursuant to such Stock Options to the beneficiaries of such Stock Option Transferees, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

     Upon transfer to a Stock Option Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and, except as described in the next paragraph, the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees should review the grant and may contact Barbara Gray, Stock Plan Administrator, Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000 (telephone no. 973-822-7000).

     Once a Stock Option has been transferred to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee may designate in writing to the Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Stock Option Transferee would be entitled under the Plan. A Stock Option Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Stock Option Transferee. A beneficiary designation may be changed or revoked in writing by the Stock Option Transferee at any time. Changes in beneficiary designation should be sent (return receipt requested) to the attention of Barbara Gray, Stock Plan Administrator (return receipt requested), Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000.

Exercise of Stock Options by Stock Option Transferees

     A Stock Option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option (as may be affected by the Participant Transferor's employment status as described below).

     The purchase price of the shares as to which Stock Options are exercised shall be paid to the Company at the time of exercise (i) in cash, (ii) by actual or constructive delivery of freely transferable Common Shares already owned by the Stock Option Transferee for at least six months and having a total fair market value on the day prior to the date of exercise at least equal to the purchase price, (iii) a combination of cash and Common Shares equal in value to the purchase price, or (iv) by such other means as the Committee may from time to time determine.

     Upon exercise of a Stock Option by a Stock Option
Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant
Transferor or the Participant Transferor's estate, as applicable.

     A Stock Option will be deemed exercised on the date the Company has received a copy of the Stock Option Exercise Form (by mail or facsimile transmission), completed in all respects and signed by the Stock Option Transferee (accompanied by a check, Common Shares and/or attestation form as applicable). The Stock Option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met, (ii) the funds and/or Common Shares paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's withholding obligations have been satisfied.

     Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

     Except as specifically provided in the Plan, no person shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which he is entitled thereunder, and the benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Committee and in such case the Committee may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his spouse, children or other dependents in such manner and in such proportion as the Committee deems advisable. If, in the judgment of the Committee, the person to whom benefits are due under the Plan becomes physically or mentally incompetent, the Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

     Termination. Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate at such time after termination of a participant's employment as set forth below. Options may provide for different termination dates or other related provisions for the option depending on the cause of termination of employment.

     Except as set forth below, an option may only be exercised during a participant's employment with the Company or its subsidiaries or during the three months following termination of employment for any reason other than death, permanent disability or retirement. After termination of a participant's employment with the Company or any of its subsidiaries on account of death or permanent disability, options generally may be exercised at any time during the stated option period, regardless of whether they were exercisable at the time of such termination. After a participant retires from the Company or any of its subsidiaries, the participant's options generally may thereafter be exercised to the extent to which they were exercisable at the time of the participant's retirement (unless the Committee, in its discretion, determines otherwise), and may be exercised at any time during the stated period. In the event of the participant's death prior to the expiration of the option period following termination of employment for permanent disability or retirement, options generally may be exercised during the stated option period. An option may not be exercised after the expiration of the stated period of the option, except that if the participant dies within one year prior to the expiration date, any NSSOs may be exercised for a minimum of one year from the date of death.

     If an employee is terminated for cause, all options held by the employee under the Plan shall be immediately forfeited and the employee will be liable to the Company for all profit realized by him from options exercised during the three months immediately preceding such termination.



Changes in Capital

     If the outstanding Common Shares of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Shares, the number and kind of shares subject to the Plan and/or the number of Units or option values or prices shall be appropriately and equitably adjusted so as to maintain the value or option price thereof, as the case may be.

                     FEDERAL INCOME TAX CONSEQUENCES

     Prior to making a transfer of a Transferable Option, a participant should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant Transferor and the Stock Option Transferee set forth below assumes that the Transferable Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Transferable Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

     Federal Income Tax Consequences for Participant Transferors. A Participant Transferor who transfers a Transferable Option by way of gift to an immediate family member or a trust for the benefit of an immediate family member or a partnership in which only immediate family members are partners will not recognize income at the time of the transfer. Instead, at the time the Stock Option Transferee exercises the Transferable Option, the Participant Transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. (Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes ordinary income. In the event the Stock Option Transferee exercises the Transferable Option after the death of the Participant Transferor, any such ordinary income will generally be recognized by the Participant Transferor's estate.

     Federal Income Tax Consequences for Stock Option Transferee. A Stock Option Transferee will not recognize income at the time of the transfer of the Transferable Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Stock Option Transferee will generally recognize ordinary compensation income at the time the Stock Option Transferee exercises the Transferable Option. A Stock Option Transferee who chooses to exercise a Transferable Option in whole or in part by delivery of other Common Shares already owned by the Stock Option Transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

     Federal Income Tax Consequences on Subsequent Sale of Stock. If shares acquired upon exercise of a Transferable Option are later sold or exchanged, then the difference between the sales price and the Stock Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the Stock Option Transferee) depending upon whether the stock has been held for more than one year after the exercise date. The tax basis for the shares in the hands of the Stock Option Transferee would be the exercise price for the Transferable Option plus the amount of the income recognized by the Participant Transferor (or the estate of the Participant Transferor, as the case may be) at the time of exercise.


                                LEGAL MATTERS

     The validity of the Common Shares offered in this Prospectus will be passed upon for the Company by William J. Silbey, Secretary of the Company, One Giralda Farms, Madison, New Jersey 07940-1000. Skadden, Arps, Slate, Meagher & Flom LLP has advised the Company concerning certain federal income tax consequences related to Stock Options under the Plan and the transfer and exercise thereof.


                                    EXPERTS

     The financial statements and related financial statement
schedule incorporated in this prospectus by reference from Schering-Plough's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.





26394-3.DOC




                               PART II


                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the offering are as follows:

             Registration Fee  . . . . . . . . . . . . .$73,439
             Legal Fees and Expenses . . . . . .  . . . $10,000
             Blue Sky Qualification Fees and Expenses.  $ 1,000
             Printing Fees . . . . . . . . . . .. . . . $ 5,000
             Miscellaneous . . . . . . . . . . .. . . . $ 1,000
             Total . . . . . . . . . . . . . . .. . . . $90,439

Item 15.  Indemnification of Directors and Officers

     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions
(a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Certificate of Incorporation provides that, directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

     The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Registrant or of any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Registrant. The right to indemnification created by the Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise.
 The right to indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

     The Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding any and liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The Registrant maintains such insurance on behalf of its directors and officers.

     The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Registrant's Certificate of Incorporation.

Item 16.  Exhibits

     The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:



Exhibits  Description

4.1       Schering-Plough Corporation's Certificate of
Incorporation, as amended and currently in effect, filed as Exhibit 4.2 to Schering-Plough Corporation's
Registration Statement on Form S-8 filed June 30, 1997, is incorporated herein by reference.

4.2 Schering-Plough Corporation's By-Laws, as amended effective January 1, 1996, filed as Exhibit 4.2 to
Schering-Plough Corporation's Registration Statement on
Form S-3, File No. 333-853, is incorporated herein by reference.

4.3       Rights Agreement, dated as of July 25, 1989, between
Schering-Plough Corporation and The Bank of New York, filed as Exhibit 4 to Schering-Plough Corporation's
Quarterly Report on Form 10-Q for the quarter ended June
30, 1989 (File No. 1-6571), is incorporated herein by reference.

5.1       Opinion of William J. Silbey, Esq., Secretary.

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters.

23.1 Consent of William J. Silbey, Esq. Secretary (included with Exhibit 5.1 hereof).

23.2      Consent of Skadden, Arps, Slate, Meagher & Flom
(included with Exhibit 5.2 hereof).

23.3      Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included with the signature pages to this Registration Statement).

99        Schering-Plough Corporation 1997 Stock Incentive Plan,
filed as Exhibit A to Schering-Plough Corporation's 1997
Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 1997, is incorporated herein by reference.


Item 17.  Undertakings

          (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison, State of New Jersey, on June 30, 1997.


                        SCHERING-PLOUGH CORPORATION
                               (Registrant)


                                By    /s/ Richard Jay Kogan
                                    Name: Richard Jay Kogan
                                    Title: President and
                                    Chief Executive Officer


                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack L. Wyszomierski and Thomas H. Kelly, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 1997.

         Signatures                 Title

/s/ Robert P. Luciano        Chairman of the Board, Chairman of the
Robert P. Luciano            Executive Committee, and Director


/s/ Richard Jay Kogan        President and Chief Executive Officer,
Richard Jay Kogan            and Director (Principal Executive Officer)


/s/ Hugh A. D'Andrade        Vice Chairman of the Board and Chief
Hugh A. D'Andrade            Administrative Officer, and Director

/s/ Jack L. Wyszomierski     Executive Vice President and Chief
Jack L. Wyszomierski         Financial Officer (Principal Financial Officer)

/s/ Thomas H. Kelly          Vice President and Controller
Thomas H. Kelly              (Principal Accounting Officer)


              Signatures                Title


/s/ Hans W. Becherer                Director
Hans W. Becherer



/s/ David C. Garfield               Director
David C. Garfield



/s/ Regina E. Herzlinger            Director
Regina E. Herzlinger



/s/ H. Barclay Morley               Director
H. Barclay Morley



/s/ Carl E. Mundy, Jr.              Director
Carl E. Mundy, Jr.



/s/ Richard de J. Osborne           Director
Richard de J. Osborne



/s/ Patricia F. Russo               Director
Patricia F. Russo



/s/ William A. Schreyer             Director
William A. Schreyer



/s/ Robert F. W. van Oordt          Director
Robert F. W. van Oordt



/s/ James Wood                      Director
James Wood

26394-3.DOC




                        INDEX TO EXHIBITS


Exhibits   Description

5.1        Opinion of William J. Silbey, Esq., Secretary.

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters.

23.1       Consent of William J. Silbey, Esq., Secretary
           (included with Exhibit 5.1 hereof).

23.2       Consent of Skadden, Arps, Slate, Meagher & Flom
           (included with Exhibit 5.2 hereof).

23.3       Consent of Deloitte & Touche LLP.